Exhibit 99.1

Standard BioTools Reports First Quarter 2024 Financial Results

•
Ahead of plan on operating expense synergies; $50 million of $80 million target to be achieved by year-end 2024 with remaining balance in FY2025
•
Delivered pro forma combined revenue of $46.2 million, gross margin of 49.2%, non-GAAP gross margin of 56.3%, operating expense reduction of approximately $21 million, and non-GAAP operating expense reduction of approximately $17 million
•
On track to cash flow positive in full-year 2026 with current balance sheet of $464 million cash, cash equivalents, restricted cash and short-term investments

SOUTH SAN FRANCISCO, Calif., May 8, 2024 — Standard BioTools Inc. (“Standard BioTools” or the “Company”) (Nasdaq: LAB) today announced financial results for the first quarter ended March 31, 2024 and recent business updates.

Standard BioTools First Quarter Financial Results

	As Reported	Pro Forma Combined (a)
	Quarter Ended	Quarter Ended
(Unaudited, in millions, except percentages)	March 31, 2024	March 31, 2024	March 31, 2023
Revenue	$45.5	$46.2	$45.5
Gross margin	53.1%	49.2%	46.5%
Non-GAAP gross margin	56.2%	56.3%	53.3%
Operating expenses	$84.4	$75.8	$97.1
Non-GAAP operating expenses	$49.3	$49.1	$65.9
Operating loss	$(60.2)	$(53.0)	$(76.0)
Net loss	$(32.2)	$(50.0)	$(45.1)
Adjusted EBITDA	$(23.7)	$(23.1)	$(41.7)
Cash, cash equivalents, restricted cash, and short-term investments	$463.6

(a) Unaudited pro forma information combines the historical financial information of Standard BioTools and SomaLogic, Inc. (“SomaLogic”) from fiscal year 2023, after giving effect to the merger with SomaLogic (the “Merger”), which closed on January 5, 2024 (the “Closing Date”). See “Unaudited Pro Forma Results” below for discussion of the pro forma financial information for the three months ended March 31, 2023 and March 31, 2024.

“Our integration is well underway and we are ahead of plan, with more than 60% of the targeted $80 million cost synergies now firmly identified. This gives us increased confidence in our operating targets, while supporting long term growth initiatives.” Said Michael Egholm, PhD, President and Chief Executive Officer of Standard BioTools.

“Consistently, the first full quarter results showed operational, technological, and financial leverage as anticipated when we embarked on joining SomaScan and the Somalogic team to the Standard BioTools Family.”

“With a more diversified revenue mix that adds flexible services to our instruments and consumables, and those businesses spread across an expanded customer base and shared operating structure, the business navigated a challenging macro market for capital equipment purchases adeptly.

“The Standard BioTools strategy of increasing scale, expanding product portfolio, and growing services through strategic M&A is delivering and will continue to as we establish this company as an emerging differentiated leader in the life sciences industry, ” added Egholm.

Financial Highlights for the Quarter Ended March 31, 2024

As-Reported Financial Results

•
Revenue was $46 million, up 81% year-over-year, with impact of SomaScan assay services, kits and related revenue in 2024; and
•
Ended the quarter with cash, cash equivalents, restricted cash and short-term investments of $464 million, after accounting for $71 million cash payments for merger-related expenses, settlement of year-end operating accruals, debt retirement and completed stock buybacks.

Pro Forma Combined Financial Results

•
Revenue of $46 million grew 2% year-over-year;
•
Revenue mix consisted of approximately $22 million in services, $19 million in consumables and kits, and $5 million in instruments;
•
SomaScan assay services, expansion of authorized sites, and early traction with Illumina early access program contributed over $24 million, an increase of 21% year-over-year;
•
Standard BioTools instruments, consumables and instrument support services revenues contributed $22 million, a decrease of 12% year-over-year, due primarily to lingering economic headwinds for CAPEX instrument purchasing cycles;
•
Gross margins expanded 276 bps to 49.2% and Non-GAAP gross margin expanded 300 bps to 56%;
•
Operating expenses declined $21 million, or 22%, to $76 million and Non-GAAP operating expenses, which exclude merger-related costs, stock-based compensation, and restructuring charges, declined nearly $17 million, or 26%, to $49 million; and
•
Net loss increased by $5 million, or 11%, to a loss of $50 million, and adjusted EBITDA improved nearly $19 million, or 45%, to a loss of $23 million.

Other Financial Highlights

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Repurchased approximately 4.1 million shares of common stock during the first quarter of 2024 for an aggregate purchase price of $11 million at an average price of $2.68 per share under the Company’s previously announced common stockbuy-back program; and
•
Exchanged all outstanding shares of the Company’s Series B-1 and Series B-2 Convertible Preferred Stock for common stock, resulting in the elimination of Series B-1 and Series B-2 Preferred senior rights.

Outlook for 2024

For fiscal year 2024, the Company reaffirmed full year revenue guidance, which is expected to be in the range of $200 million to $205 million.

Conference Call Information

Standard BioTools will host a conference call and webcast today at 1:30 p.m. PT, 4:30 p.m. ET, to discuss its first quarter 2024 financial results and operational progress as well as to provide additional color on its strategic actions.

The Company today is providing an Investor Relations presentation with additional information on its business and operations, including an appendix with Supplemental Financial Information which is available, concurrent with this news release, on the Investor Relations page of the Company's website at Events & Presentations.

Live audio of the webcast will be available online along with an archived version of the webcast under the Events & Presentations page of the Company’s website.

To participate in the conference call by phone, may do so using one of the following dial-in numbers below:

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US domestic callers: 1-888-346-3970
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Outside US callers: 1-412-902-4297

Use of Non-GAAP Financial Information

Standard BioTools has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis. The non-GAAP financial measures included in this press release are non-GAAP gross margin, non-GAAP operating expenses, and adjusted EBITDA. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of the Company’s core operating performance. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the Company’s core operating results. Management uses non-GAAP measures to compare the Company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Standard BioTools encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Unaudited Pro Forma Results

The unaudited pro forma financial information for the three months ended March 31, 2024 combines the Company's financial results for the three months ended March 31, 2024 and the historical results of SomaLogic for the 5-day period ended on the Closing Date. The unaudited pro forma financial information for the three months ended March 31, 2023 combines the historical results of the Company and SomaLogic for their respective three-month period ended March 31, 2023. The pro forma financial information for the three months ended March 31, 2023 has been adjusted to include certain nonrecurring impacts associated with the merger, including the bargain purchase gain and transaction costs. These same impacts have been eliminated from the pro forma financial information for the three months ended March 31, 2024.

The unaudited pro forma financial information for all periods presented includes the business combination accounting effects resulting from the merger, mainly including adjustments to reflect additional amortization expense from acquired intangible assets, adjustments to stock-based compensation expense, and additional depreciation expense from the acquired property and equipment. The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved if the acquisitions had taken place on January 1, 2023. The results of SomaLogic have been consolidated with the Company's results since the Closing Date.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding future financial and business performance; expectations, operational and strategic plans; deployment of capital; market and growth opportunity and potential; and the potential to realize the expected benefits of the Company’s operational restructuring plan, including the potential for it to drive long-term profitable growth. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including, but not limited to, risks that the anticipated benefits of the operational restructuring plan, including the potential for it to drive long-term profitable growth, may not be fully realized or may take longer to realize than expected; risks that the Company may not realize expected cost savings from its restructuring, including the anticipated decrease in operational expenses, at the levels it expects; possible restructuring and transition-related disruption, including through the loss of customers, suppliers, and employees and adverse impacts on the Company’s development activities and results of operation; restructuring activities, including the Company’s subleasing plans, customer and employee relations, management distraction, and reduced operating performance; risks that internal and external costs required for ongoing and planned activities may be higher than expected, which may cause the Company to use cash more quickly than it expects or change or curtail some of the Company’s plans, or both; risks that the Company’s expectations as to expenses, cash usage, and cash needs may prove not to be correct for other reasons such as changes in plans or actual events being different than our assumptions; changes in the Company’s business or external market conditions; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; interruptions or delays in the supply of components or materials for, or manufacturing of, the Company’s products; reliance on sales of capital equipment for a significant proportion of revenues in each quarter; seasonal variations in customer operations; unanticipated increases in costs or expenses; continued or sustained budgetary, inflationary, or recessionary pressures; uncertainties in contractual relationships; reductions in research and development spending or changes in budget priorities by customers; uncertainties relating to the Company’s research and development activities, and distribution plans and capabilities; potential product performance and quality issues; risks associated with international operations; intellectual property risks; and competition. For information regarding other related risks, see the “Risk Factors” section of the Company’s annual report on Form 10-K filed with the SEC on March 1, 2024, and in the Company’s other filings with the SEC. These forward-looking statements speak only as of the date hereof. The Company disclaims any obligation to update these forward-looking statements except as may be required by law.

About Standard BioTools Inc.

Standard BioTools Inc. (Nasdaq:LAB), the parent company of SomaLogic Inc. and previously known as Fluidigm Corporation has an established portfolio of essential, standardized next-generation technologies that help biomedical researchers develop medicines faster and better. As a leading solutions provider, the company provides reliable and repeatable insights in health and disease using its proprietary mass cytometry and microfluidics technologies, which help transform scientific discoveries into better patient outcomes. Standard BioTools works with leading academic, government, pharmaceutical, biotechnology, plant and animal research and clinical laboratories worldwide, focusing on the most pressing needs in translational and clinical research, including oncology, immunology and immunotherapy. Learn more at standardbio.com or connect with us on X, Facebook®, LinkedIn, and YouTube™.

For Research Use Only. Not for use in diagnostic procedures.

Limited Use Label License and other terms may apply: www.standardbio.com/legal/salesterms. Patent and License Information: www.standardbio.com/legal/notices. Trademarks: www.standardbio.com/legal/trademarks. Any other trademarks are the sole property of their respective owners. ©2024 Standard BioTools Inc. (f.k.a. Fluidigm Corporation). All rights reserved.

Available Information

Standard BioTools uses its website (standardbio.com), investor site (investors.standardbio.com), corporate Twitter account (@Standard_BioT), Facebook page (facebook.com/StandardBioT), and LinkedIn page (linkedin.com/company/standard-biotools) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Standard BioTools may use these channels to comply with its disclosure obligations under Regulation

FD. Therefore, investors should monitor Standard BioTools’ website and its social media accounts in addition to following its press releases, SEC filings, public conference calls, and webcasts.

Investor Contacts

David Holmes

Gilmartin Group LLC

(332) 330-1031

ir@standardbio.com

STANDARD BIOTOOLS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue:
Product revenue	$23,592	$17,438
Services revenue	21,027	6,881
Service and other revenue	921	800
Total revenue	45,540	25,119
Cost of revenue:
Cost of product revenue	12,781	9,990
Cost of services revenue	8,509	2,792
Cost of collaboration and other revenue	62	56
Total cost of revenue	21,352	12,838
Gross profit	24,188	12,281
Operating expenses:
Research and development	15,980	6,429
Selling, general and administrative	46,943	21,295
Restructuring and related charges	4,284	1,150
Transaction and integration expenses	17,163	—
Total operating expenses	84,370	28,874
Loss from operations	(60,182)	(16,593)
Bargain purchase gain	25,213	—
Interest income, net	5,174	72
Other expense, net	(2,234)	(59)
Loss before income taxes	(32,029)	(16,580)
Income tax expense	(128)	(263)
Net loss	$(32,157)	$(16,843)
Induced conversion of redeemable preferred stock	(46,014)	—
Net loss attributable to common stockholders	$(78,171)	$(16,843)
Net loss per share attributable to common stockholders, basic and diluted	$(0.27)	$(0.21)
Shares used in computing net loss per share attributable to common stockholders, basic and diluted	294,125	79,080

STANDARD BIOTOOLS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$287,057	$51,704
Short-term investments	175,225	63,191
Accounts receivable, net	36,012	19,660
Inventories, net	40,359	20,533
Prepaid expenses and other current assets	8,912	3,127
Total current assets	547,565	158,215
Inventory, non-current	13,262	—
Royalty receivable, non-current	4,352	—
Property and equipment, net	44,786	24,187
Operating lease right-of-use asset, net	32,966	30,663
Other non-current assets	3,673	2,285
Acquired intangible assets, net	24,794	1,400
Goodwill	106,269	106,317
Total assets	$777,667	$323,067

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$13,141	$9,236
Accrued liabilities	30,430	21,019
Operating lease liabilities, current	5,834	4,323
Deferred revenue, current	13,906	11,607
Deferred grant income, current	3,587	3,612
Term loan, current	—	5,000
Convertible notes, current	54,656	54,530
Total current liabilities	121,554	109,327
Convertible notes, non-current	299	569
Term loan, non-current	—	3,414
Deferred tax liability	841	841
Operating lease liabilities, non-current	31,108	30,374
Deferred revenue, non-current	33,854	3,520
Deferred grant income, non-current	9,875	10,755
Other non-current liabilities	2,820	1,065
Total liabilities	200,351	159,865
Mezzanine equity:
Redeemable preferred stock	—	311,253
Total stockholders’ equity (deficit)	577,316	(148,051)
Total liabilities, mezzanine equity and stockholders’ equity (deficit)	$777,667	$323,067

STANDARD BIOTOOLS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Operating activities
Net loss	$(32,157)	$(16,843)
Bargain purchase gain	(25,213)	—
Stock-based compensation expense	11,611	3,148
Amortization of acquired intangible assets	2,106	2,800
Depreciation and amortization	3,088	862
Accretion of discount on short-term investments, net	(2,660)	(165)
Non-cash lease expense	1,446	945
Provision for excess and obsolete inventory	655	350
Change in fair value of warrants	853	—
Other non-cash items	293	55
Changes in assets and liabilities, net	(22,498)	363
Net cash used in operating activities	(62,476)	(8,485)

Investing activities
Cash and restricted cash acquired in merger	280,033	—
Purchases of short-term investments	(73,177)	(6,836)
Proceeds from sales and maturities of investments	112,000	51,000
Purchases of property and equipment	(781)	(1,010)
Net cash provided by investing activities	318,075	43,154

Financing activities
Repayment of term loan and convertible notes	(8,192)	—
Payment of term loan fee	(545)	—
Repurchase of common stock	(11,051)	(2,466)
Payments for taxes related to net share settlement of equity awards and other	(17)	(92)
Proceeds from exercise of stock options	72	—
Net cash used in financing activities	(19,733)	(2,558)
Effect of foreign exchange rate fluctuations on cash and cash equivalents	(21)	23
Net increase in cash, cash equivalents and restricted cash	235,845	32,134
Cash, cash equivalents and restricted cash at beginning of period	52,499	82,324
Cash, cash equivalents and restricted cash at end of period	$288,344	$114,458

Cash, cash equivalents, and restricted cash consists of:
Cash and cash equivalents	$287,057	$113,663
Restricted cash	1,287	795
Total cash, cash equivalents and restricted cash	$288,344	$114,458

STANDARD BIOTOOLS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

ITEMIZED RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND MARGIN PERCENTAGE

	As Reported		Non-GAAP Pro Forma Combined
	Three Months Ended		Three Months Ended
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Gross profit	$24,188	$12,281	$22,722	$21,142
Amortization of acquired intangible assets	1,956	2,800	1,987	3,356
Depreciation and amortization	1,024	323	1,043	678
Stock-based compensation expense	239	353	239	396
Restructuring and related charges	—	—	—	—
Cost of sales adjustment	(1,812)	—	—	(1,337)
Non-GAAP gross profit	$25,595	$15,757	$25,991	$24,235

Gross margin percentage	53.1%	48.9%	49.2%	46.5%
Amortization of acquired intangible assets	4.3%	11.1%	4.3%	7.4%
Depreciation and amortization	2.2%	1.3%	2.3%	1.5%
Stock-based compensation expense	0.5%	1.4%	0.5%	0.9%
Restructuring and related charges	0.0%	0.0%	0.0%	0.0%
Cost of sales adjustment	(4.0)%	0.0%	0.0%	(2.9)%
Non-GAAP gross margin percentage	56.2%	62.7%	56.3%	53.3%

STANDARD BIOTOOLS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

ITEMIZED RECONCILIATION OF GAAP TO NON-GAAP OPERATING EXPENSES

	As Reported		Non-GAAP Pro Forma Combined
	Three Months Ended		Three Months Ended
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Operating expenses	$84,370	$28,874	$75,760	$97,149
Restructuring and related charges	(4,284)	(1,150)	(4,284)	(1,150)
Transaction and integration expenses	(17,163)	—	(14,733)	(17,587)
Stock-based compensation expense	(11,372)	(2,795)	(5,276)	(10,452)
Amortization of acquired intangible assets	(150)	—	(150)	(150)
Depreciation and amortization	(2,065)	(539)	(2,199)	(1,878)
Gain/loss on disposal of property and equipment	(14)	—	(14)	(16)
Non-GAAP operating expenses	$49,322	$24,390	$49,104	$65,916

R&D operating expenses	$15,980	$6,429	$16,632	$20,573
Stock-based compensation expense	(1,328)	(416)	(1,328)	(2,192)
Depreciation and amortization	(871)	(150)	(884)	(631)
Non-GAAP R&D operating expenses	$13,781	$5,863	$14,420	$17,750

SG&A operating expenses	$46,943	$21,295	$40,112	$57,689
Stock-based compensation expense	(10,044)	(2,379)	(3,948)	(8,261)
Amortization of acquired intangible assets	(150)	—	(150)	—
Depreciation and amortization	(1,194)	(389)	(1,315)	(1,247)
Gain/loss on disposal of property and equipment	(14)	—	(14)	(16)
Non-GAAP SG&A operating expenses	$35,541	$18,527	$34,685	$48,165

STANDARD BIOTOOLS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

ITEMIZED RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA

	As Reported		Non-GAAP Pro Forma Combined
	Three Months Ended		Three Months Ended
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Net loss	$(32,157)	$(16,843)	$(50,019)	$(45,053)
Income tax expense	128	263	—	—
Interest income, net	(5,174)	(72)	(5,253)	(5,741)
Amortization of acquired intangible assets	2,106	2,800	2,137	3,506
Depreciation and amortization	3,088	862	3,242	2,555
Bargain purchase gain	(25,213)	—	—	(25,213)
Restructuring and related charges	4,284	1,150	4,284	1,150
Transaction and integration expenses	17,163	—	14,733	17,587
Stock-based compensation expense	11,611	3,148	5,515	10,848
Cost of sales adjustment	(1,812)	—	—	(1,337)
Gain/loss on disposal of property and equipment	14	—	14	16
Other non-operating expense	2,234	59	2,234	—
Adjusted EBITDA	$(23,728)	$(8,633)	$(23,113)	$(41,682)